UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 14, 2005

Eli Lilly and Company
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-06351	35-0470950
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Lilly Corporate Center, Indianapolis, Indiana		46285
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	317-276-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 14, 2005, Sir John Rose resigned from the Company’s board of directors in order to devote his full attention to his family and to his duties as chief executive of Rolls Royce Group plc. On October 17, 2005, the board of directors elected J. Erik Fyrwald as a director effective November 1, 2005, to fill the vacancy left by Sir John’s resignation. The board assigned Mr. Fyrwald to the director class of 2006 and appointed him to the board’s compensation and science and technology committees. Mr. Fyrwald, age 46, is Group Vice-President of Agriculture and Nutrition, E. I. du Pont de Nemours and Company. He joined DuPont in 1981 as a production engineer, and since then has held a variety of sales and management positions at that company, including head of DuPont Engineering Polymers in the Asia Pacific region, leader of DuPont Nylon Plastics for the Americas, and leader of global sales and marketing for Engineering Polymers. In 1998, he was appointed vice president of Corporate Plans and Business Development and then vice president of e-Commerce. He was named to his current position as Group Vice-President of Agriculture and Nutrition in June 2003.

Mr. Fyrwald is a board member of the Biotechnology Industry Organization (BIO), CropLife International President's Advisory Group, the Des Moines Art Center, the Greater Des Moines Partnership (Public and Private Collaboration), the Farm Foundation, 8th Continent L.L.C. and The Solae Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eli Lilly and Company

October 17, 2005	By:	Alecia A. DeCoudreaux

Name: Alecia A. DeCoudreaux
Title: Secretary and Deputy General Counsel